SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On March 2, 2009, FTI Consulting, Inc. (“FTI”) issued its press release (the “Press Release”) reporting its financial results for the fourth quarter and full year ended December 31, 2008 and providing its outlook for the fiscal year ending December 31, 2009. The full text of the Press Release (including financial tables and 2009 outlook) issued on March 2, 2009 is set forth in Exhibit 99.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to authority granted to the Board of Directors (the “Board”) of FTI under Article XIII, Section 1 of the By-Laws, and consistent with the Corporations and Associations Article of the Maryland Annotated Code, on February 25, 2009, the Board approved and adopted Amendment No. 7 to the By-Laws of FTI (the “By-Law Amendment”) amending Article V –Officers - of the By-Laws to provide that between (a) the period that an elected officer is not able to serve or a vacancy in such office shall occur and (b) the Board takes action to elect such officer or fill such vacancy at an annual meeting or special meeting called for that purpose (i) the president shall hold the office of chief executive officer, (ii) in the absence of a president and/or chief executive officer, or a vacancy in such office, the chairman of the board shall assume the position of president and/or chief executive officer, and (iii) in the absence of all of the president, chief executive officer and chairman of the board or vacancies in all such offices, the individual designated as general counsel of FTI shall assume the position of president and/or chief executive officer, as the case may be. In addition, the By-Law Amendment further clarifies that the president will not be an “ex officio” member of a committee of the Board unless (x) he or she is a director of FTI and (y) the rules and regulations of the Securities and Exchange Commission and any other applicable agency or regulatory authority to which FTI is subject, including the exchange or market on which the securities of FTI are then traded, do not require such committee to be comprised exclusively of independent directors. A copy of the By-Law Amendment of FTI is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure

The Press Release (and financial tables and 2009 outlook) include information regarding operating income before depreciation and amortization of intangible assets plus non-operating litigation settlements (“EBITDA”) for FTI and segment EBITDA for each of its five business segments. We use EBITDA in evaluating financial performance. Although EBITDA is not a measure of financial condition or performance determined in accordance with GAAP we believe that it can be a useful operating performance measure for evaluating our results of operation as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee bonuses. We also use EBITDA to value the businesses we acquire or anticipate acquiring. Reconciliations of EBITDA to Net Income and Segment EBITDA to segment operating profit are included in the accompanying tables to today’s press release. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. This non-GAAP measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 8.01.	Other Events

Stock Purchase Program

On February 25, 2009, the Board authorized a program whereby FTI may purchase up to $50.0 million of its shares of common stock through February 25, 2010. The stock purchase program authorizes FTI to purchase shares of its common stock through open market or privately negotiated transactions. The program will be funded with a combination of cash on hand or borrowings. The Press Release filed as Exhibit 99.1 includes the announcement of the Board’s authorization of the stock purchase program and is hereby incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

3.2	Amendment No. 7 to the By-Laws of FTI Consulting, Inc.

99.1	Press Release dated March 2, 2009 (including Financial Tables and 2009 Outlook) of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 3, 2009	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendment No. 7 to the By-Laws of FTI Consulting, Inc.

99.1	Press Release dated March 2, 2009 (including Financial Tables and 2009 Outlook) of FTI Consulting, Inc.

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